Exhibit 99.1

Bruker Reports Preliminary Fourth Quarter and

Fiscal Year 2019 Operating Results

•	Q4 2019 revenue growth of 8.4% and organic revenue growth of 5.2% year-over-year

•	FY 2019 revenue growth of 9.3% and organic revenue growth of 5.7%

•	Q4 2019 GAAP operating income of $117.7 million, non-GAAP operating income of $132.5 million

•	FY 2019 GAAP operating income of $300.9 million, non-GAAP operating income of $364.0 million

BILLERICA, Massachusetts – February 18, 2020 – Bruker Corporation (Nasdaq: BRKR) today announced certain preliminary operating results for its fourth quarter and fiscal year ended December 31, 2019. Bruker further indicated that the Company’s Audit Committee of the Board of Directors has initiated an internal investigation into an allegation recently received in connection with the year-end close, primarily relating to income tax matters including the effective income tax rate for 2019 and the related income tax balance sheet accounts. Accordingly, Bruker is not yet in a position to report final financial results including its tax rate, EPS, cash flow and balance sheet for the fourth quarter and fiscal year ended December 31, 2019.

Preliminary Fourth Quarter 2019 Operating Results

Bruker’s revenues for the fourth quarter of 2019 were $599.9 million, an increase of 8.4% compared to the fourth quarter of 2018. In the fourth quarter of 2019, Bruker’s year-over-year organic revenue growth was 5.2%. Growth from acquisitions was 4.3%, constant currency growth was 9.5%, while foreign currency translation had a negative effect of 1.1%.

Fourth quarter 2019 Bruker Scientific Instruments (BSI) segment revenues of $546.6 million increased 9.2% year-over-year, including organic growth of 5.8%. Fourth quarter 2019 Bruker Energy & Supercon Technologies (BEST) segment revenues of $57.7 million increased 3.8% year-over-year. On an organic basis, BEST segment revenues declined 0.5% year-over-year, net of intercompany eliminations.

Fourth quarter 2019 GAAP operating income was $117.7 million, compared to $106.4 million in the fourth quarter of 2018, representing GAAP operating margins of 19.6% and 19.2%, respectively. Non-GAAP operating income was $132.5 million, compared to $122.8 million in the fourth quarter of 2018. Bruker’s fourth quarter 2019 non-GAAP operating margin was 22.1%, compared to 22.2% in the fourth quarter of 2018.

Preliminary Fiscal Year 2019 Operating Results

In fiscal year 2019, Bruker’s revenues were $2,072.6 million, an increase of 9.3% from $1,895.6 million in 2018. In fiscal year 2019, Bruker’s organic revenue growth was 5.7% year-over-year. Growth from acquisitions was 6.3%, constant currency growth was 12.0%, while foreign currency translation had a negative effect of 2.7%.

Fiscal year 2019 BSI segment revenues of $1,877.6 million increased 10.0% year-over-year, including organic growth of 5.8%. Fiscal year 2019 BEST segment revenues of $209.9 million increased 7.8% year-over-year, including organic growth of 4.9%, net of intercompany eliminations.

Fiscal year 2019 GAAP operating income was $300.9 million, compared to $262.4 million in 2018, representing GAAP operating margins of 14.5% and 13.8%, respectively. Fiscal year 2019 non-GAAP operating income was $364.0 million, compared to $317.9 million in 2018. Bruker’s non-GAAP operating margin in fiscal year 2019 was 17.6%, an increase of 80 basis points, compared to 16.8% in 2018.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Bruker President and CEO Frank Laukien commented: “Our fourth quarter capped off a strong year for Bruker operationally. In 2019, we combined organic revenue growth of 5.7% with accretive acquisitions to achieve 12% constant-currency growth. Our revenues exceeded $2 billion for the first time, and Bruker’s non-GAAP operating margin reached 17.6%. We have continued to invest in our Project Accelerate initiatives, particularly in functional structural biology by GHz-class NMR, in 4D proteomics on our novel timsTOF platform, and in clinical microbiology on our market-leading MALDI Biotyper platform.”

Dr. Laukien concluded: “Our Bruker Management Process has enabled us to make excellent operational progress in 2019, and we believe we enter 2020 well-positioned to continue to drive profitable growth. We expect to further advance our dual strategy of Project Accelerate, complemented by Operational Excellence. Our outlook for FY 2020 includes organic revenue growth of 4% to 5%, and non-GAAP operating margin expansion of 70 to 90 basis points compared to FY 2019.”

Fiscal Year 2020 (FY 2020) Preliminary Revenue and Operating Margin Outlook

For FY 2020, Bruker projects year-over-year organic revenue growth of 4% to 5% and non-GAAP operating margin expansion of 70 to 90 basis points compared to FY 2019. Bruker expects to provide FY 2020 EPS guidance, when we report our final FY 2019 financial results.

Bruker’s preliminary FY 2020 outlook does not include a potential negative impact from the COVID-19 coronavirus outbreak on full year results, as such impact is not estimable at this time.

For our outlook for FY 2020 non-GAAP operating margin, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measure, or reconciliations to such GAAP financial measure on a forward-looking basis. Please see "Use of Non-GAAP Financial Measures" below for a description of items excluded from our expected non-GAAP operating margin.

Internal Investigation

Bruker also announced that the Company’s Audit Committee of the Board of Directors has initiated an internal investigation into an allegation recently received in connection with the year-end close, primarily relating to income tax matters including the effective income tax rate for 2019 and the related income tax balance sheet accounts. The Audit Committee is overseeing the investigation with the assistance of independent, experienced external legal counsel. The investigation is in its early stages and the Company cannot predict its duration or outcome.

Conference Call Information

Bruker will host a conference call and webcast to discuss its preliminary operating results, business outlook, and related corporate and financial matters today, February 18th, at 8:30 a.m. Eastern Standard Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q4 2019 Preliminary Operating Results Webcast” hyperlink. Investors can also listen to the webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international) and referencing “Bruker’s Fourth Quarter 2019 Preliminary Results Conference Call”. A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering conference number: 10139554. The replay will be available beginning one hour after the end of the conference through March 18, 2020.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular research, in applied and pharma applications, in microscopy and nanoanalysis, and in industrial applications, as well as in cell biology, preclinical imaging, clinical phenomics and proteomics research and clinical microbiology. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures in this press release or in the preliminary results webcast: organic revenue and revenue growth on a constant currency basis; non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating profit; non-GAAP operating margin; non-GAAP SG&A expense. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also may refer to organic revenue growth in this press release or on the preliminary results webcast, which is also a non-GAAP financial measure. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. Related to organic growth, we also present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance, however we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to these non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures is provided in the tables accompanying this press release following our GAAP financial statements and in our slide presentation, which is available through the “Quarterly Results” hyperlink in the “Financial Info” section on Bruker’s Investor Relations web site ir.bruker.com.

With respect to our outlook for 2020 non-GAAP operating margin, we are not providing the most directly comparable GAAP financial measure or corresponding reconciliations to such GAAP financial measure on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such a measure calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP operating margin excludes primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins calculated and presented in accordance with GAAP.

Preliminary Financial Information

The anticipated results discussed in this press release are based on management’s preliminary, unaudited analysis of financial results for the period and year ended December 31, 2019. As of the date of this press release, Bruker has not completed its year end procedures for the period ended December 31, 2019, and the Company’s independent registered accounting firm has not audited the preliminary financial data discussed in this press release. During the course of the Company’s year-end closing procedures and review process, the Company may identify items that would require it to make adjustments, which may be material to the information presented above. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary operating results.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our preliminary financial results presented in this press release, management’s expectations for future financial and operational performance, expected growth, and business outlook; statements regarding our business focus; our preliminary fiscal year 2020 outlook, including our outlook for revenue growth, growth from acquisitions, non-GAAP operating margin; and the impact of foreign currency; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to the outcome of the internal investigation announced today, changes resulting from the Company’s finalization of its financial statements for and as of the period and year ended December 31, 2019, information or changes in facts or circumstances that may occur prior to the filing of our Annual Report on Form 10-K for the year ended December 31, 2019 that are required to be included in such annual report, adverse changes in conditions in the global economy and volatility in the capital markets, the coronavirus outbreak, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, fluctuations in foreign currency exchange rates, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, loss of key personnel, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2018. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contact:

Miroslava Minkova

Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663–3660, ext. 1479

E: Investor.Relations@bruker.com

Bruker Corporation

PRELIMINARY CONSOLIDATED CONDENSED OPERATING RESULTS (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except per share amounts)	2019	2018	2019	2018
Revenues	$599.9	$553.6	$2,072.6	$1,895.6
Cost of revenues	303.6	280.8	1,077.3	995.6

Gross profit	296.3	272.8	995.3	900.0

Operating expenses:
Selling, general and administrative	130.3	117.3	500.2	444.7
Research and development	46.7	44.8	187.7	173.4
Other charges, net	1.6	4.3	6.5	19.5
Total operating expenses	178.6	166.4	694.4	637.6

Operating income	117.7	106.4	300.9	262.4

Gross Profit Margin	49.4%	49.3%	48.0%	47.5%
Operating Margin	19.6%	19.2%	14.5%	13.8%

Bruker Corporation

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2019	2018	2019	2018
Reconciliation of Non-GAAP Operating Income
GAAP Operating Income	$117.7	$106.4	$300.9	$262.4
Non-GAAP Adjustments:
Restructuring Costs	2.8	2.7	1.4	9.4
Acquisition-Related Costs	1.6	3.4	16.8	7.3
Purchased Intangible Amortization	9.1	7.4	38.3	28.9
Other Costs	1.3	2.9	6.6	9.9
Total Non-GAAP Adjustments:	$14.8	$16.4	$63.1	$55.5

Non-GAAP Operating Income	$132.5	$122.8	$364.0	$317.9
Non-GAAP Operating Margin	22.1%	22.2%	17.6%	16.8%

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$296.3	$272.8	$995.3	$900.0
Non-GAAP Adjustments:
Restructuring Costs	1.2	1.8	5.3	2.6
Acquisition-Related Costs	2.9	2.3	12.2	3.9
Purchased Intangible Amortization	5.1	5.0	23.4	21.6
Other Costs	-	0.6	0.8	0.6
Total Non-GAAP Adjustments:	9.2	9.7	41.7	28.7
Non-GAAP Gross Profit	$305.5	$282.5	$1,037.0	$928.7
Non-GAAP Gross Margin	50.9%	51.0%	50.0%	49.0%

Reconciliation of GAAP and Non-GAAP Selling, General and Administrative (SG&A) Expenses
GAAP SG&A Expenses	$130.3	$117.3	$500.2	$444.7
Non-GAAP Adjustments:
Purchased Intangible Amortization	4.0	2.4	14.9	7.3
Non-GAAP SG&A Expenses	$126.3	$114.9	$485.3	$437.4

Bruker Corporation

PRELIMINARY REVENUE  (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2019	2018	2019	2018
Revenue by Group:
Bruker BioSpin	$199.0	$179.9	$621.4	$591.1
Bruker CALID	176.6	153.9	623.5	547.8
Bruker Nano	171.0	166.7	632.7	568.1
BEST	57.7	55.6	209.9	194.8
Eliminations	(4.4)	(2.5)	(14.9)	(6.2)
Total Revenue	$599.9	$553.6	$2,072.6	$1,895.6

Revenue by End Customer Geography:
United States	$150.5	$142.1	$529.8	$489.4
Europe	218.7	219.6	718.8	701.3
Asia Pacific	186.5	152.4	651.0	549.2
Other	44.2	39.5	173.0	155.7
Total Revenue	$599.9	$553.6	$2,072.6	$1,895.6

	Total Bruker
Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth
GAAP Revenue as of Prior Comparable Period	$553.6	$530.5	$1,895.6	$1,765.9
Non-GAAP Adjustments:
Acquisitions and divestitures	24.0	17.0	118.4	28.2
Organic	28.9	18.2	108.9	76.0
Constant Currency Revenue Growth:	52.9	35.2	227.3	104.2
Currency	(6.6)	(12.1)	(50.3)	25.5
Total Non-GAAP Adjustments:	46.3	23.1	177.0	129.7
Non-GAAP Revenue	$599.9	$553.6	$2,072.6	$1,895.6
Revenue Growth	8.4%	4.4%	9.3%	7.3%
Organic Revenue Growth	5.2%	3.4%	5.7%	4.3%
Constant Currency Revenue Growth	9.5%	6.6%	12.0%	5.9%

	BSI Segment
Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth
GAAP Revenue as of Prior Comparable Period	$500.5	$484.4	$1,707.0	$1,583.9
Non-GAAP Adjustments:
Acquisitions and divestitures	22.3	17.0	113.6	28.2
Organic	29.1	10.1	99.7	74.4
Constant Currency Revenue Growth:	51.4	27.1	213.3	102.6
Currency	(5.3)	(11.0)	(42.7)	20.5
Total Non-GAAP Adjustments:	46.1	16.1	170.6	123.1
Non-GAAP Revenue	$546.6	$500.5	$1,877.6	$1,707.0
Revenue Growth	9.2%	3.3%	10.0%	7.8%
Organic Revenue Growth	5.8%	2.1%	5.8%	4.7%
Constant Currency Revenue Growth	10.3%	5.6%	12.5%	6.5%

	BEST Segment, net of Intercompany Eliminations
Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth
GAAP Revenue as of Prior Comparable Period	$53.1	$46.1	$188.6	$182.0
Non-GAAP Adjustments:
Acquisitions and divestitures	1.7	-	4.8	-
Organic	(0.3)	8.1	9.3	1.6
Constant Currency Revenue Growth:	1.4	8.1	14.1	1.6
Currency	(1.2)	(1.1)	(7.7)	5.0
Total Non-GAAP Adjustments:	0.2	7.0	6.4	6.6
Non-GAAP Revenue	$53.3	$53.1	$195.0	$188.6
Revenue Growth	0.4%	15.2%	3.4%	3.6%
Organic Revenue Growth	-0.5%	17.6%	4.9%	0.9%
Constant Currency Revenue Growth	2.8%	17.6%	7.4%	0.9%